                                                                    Exhibit 99.1

              AXCESS Inc. Announces Results for First Quarter 2001

Dallas, TX - May 1, 2001 - AXCESS Inc. [NASDAQ: AXSI], a leading provider of asset management products and solutions, today reported results for the three months ending March 31, 2001.

Total revenue for the three months ended March 31, 2001 was $537,917, compared to $710,644 for the same period in 2000. Net loss applicable to common stock was $4,883,164 or $1.41 per basic and diluted shares at March 31, 2001, compared to a loss of $2,835,799 or $0.86 per basic and diluted shares at March 31, 2000. The increased loss was due primarily to $1,321,903 of beneficial conversion costs that AXCESS incurred when issuing preferred stock during the period. No beneficial conversion costs were incurred during the same period in 2000.

The revenue of $537,917 for the quarter ending March 31, 2001 compares to $306,586 for fourth quarter of 2000. The 43% increase was based on the continued emphasis on sales of network-based systems using the products introduced in May of 2000.

As of April 30, 2001 AXCESS had a current backlog of orders in excess of $500,000 including a previously unannounced order to equip a third computer data center in addition to orders under the previously announced QuikTrip project. AXCESS anticipates that all of these orders will be filled and recognized as revenue in the second quarter.

"We continue to focus our sales and marketing efforts in the markets we believe will result in the fastest adoption of our networked asset management solutions. Data centers, enterprises, educational institutions, and retail stores continue to be receptive vertical markets for the solutions we provide. These areas exhibit compelling value propositions for the end users of our systems, giving us the ability to replicate solutions," said AXCESS President and CEO, Allan Griebenow.

For more information on AXCESS Inc.'s products and solutions, see the Company's web site at www.axcessinc.com.
            ------------------

About AXCESS Inc.
-----------------

AXCESS Inc., headquartered in Dallas, TX, provides network-based system solutions to the enterprise using patented technologies in wireless, automatic identification and multi-media for improving operations productivity, physical security, asset and inventory management, and ERP. Products include hands-free, long range RFID (radio frequency identification) technology used to track and monitor people, assets, inventory and vehicles as well as patented digital video compression technology for enterprise multi-media transmission and digital recording. AXCESS is a VennWorks LLC partner company.

This news release contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future national or regional economic and competitive conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, and other factors disclosed in the Company's Annual Report on Form 10KSB for the year ended Dec. 31, 2000 and all of

                                  Page 5 of 7
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the Company's subsequent Quarterly Reports on Form 10QSB, especially in the
"risk factors" sections of these annual and quarterly reports. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this news release.

                                     # # #

                                  AXCESS INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                                                           Three Months Ended
                                                                                                March 31,
                                                                            ------------------------------------------------
                                                                                 2001                               2000
                                                                                -----                               ----
Sales                                                                       $    537,917                        $    710,644
Cost of sales                                                                    325,799                             349,013
                                                                            ------------                        ------------

               Gross profit                                                      212,118                             361,631
Expenses:
         Research and development                                                712,075                             629,426
         General and administrative                                              601,531                             559,276
         Selling and marketing                                                   852,947                             718,895
         Depreciation and amortization                                           396,183                             392,930
                         Operating expenses                                    2,562,736                           2,300,527
                                                                            ------------                        ------------
                         Loss from operations                                 (2,350,618)                         (1,938,896)
Other income (expense):
         Interest expense                                                       (367,170)                           (284,531)
         Interest income                                                          83,234                              85,406
         Other                                                                       418                               2,242
                                                                            ------------                        ------------
                         Other expense,net                                      (283,518)                           (196,883)
                                                                            ------------                        ------------
                         Loss from operations                                 (2,634,136)                         (2,135,779)
                                                                            ------------                        ------------
Preferred stock dividend requirements                                         (2,249,028)                           (700,020)
                                                                            ------------                        ------------

                         Net loss applicable to common stock                 $(4,883,164)                        $(2,835,799)
                                                                            ============                        ============

Basic and diluted net loss per share                                              $(1.41)                             $(0.86)

Weighted average shares of common stock outstanding                            3,473,005                           3,308,832
                                                                            ============                        ============

                                  Page 6 of 7
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                                  AXCESS INC.
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                                        March 31,                 December 31,
ASSETS                                                                    2001                       2000
                                                                 ----------------------     ----------------------
Current assets:
     Cash and cash equivalents                                    $      68,552              $     454,374
     Accounts receivable- trade, net of allowance
      for doubtful accounts                                             391,264                    209,793
     Inventory                                                        1,534,409                  1,245,003
     Prepaid expenses and other                                       1,111,871                  1,091,435
                                                                  -------------             --------------
                  Total current assets                                3,106,096                  3,000,605

Property, plant and equipment, net                                      492,666                    493,729
Long-term note receivable - stockholder                               3,902,375                  3,902,375
Intellectual property, net                                            4,492,985                  4,792,154
Other assets                                                             34,716                     34,716
                                                                  -------------             --------------
                   Total assets                                   $  12,028,838              $  12,223,579
                                                                  =============              =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                             $   1,374,524              $   1,079,154
     Other accrued liabilities                                          907,860                    824,287
     Notes payable:
       Stockholder                                                      996,106                  1,071,106
       Other                                                             21,925                          -
     Dividends payable                                                  119,605                      3,680
                                                                  -------------             --------------
                   Total current liabilities                          3,420,020                  2,978,227

     Non-current notes payable to Stockholders                        6,169,028                  6,078,269
                                                                  -------------             --------------
                   Total liabilities                                  9,589,048                  9,056,496
                                                                  -------------             --------------

Stockholders' equity:
     Convertible preferred stock, 7,000,000 shares authorized;
       165,469 shares outstanding in 2001 and 165,187 in 2000;
       $48,044,225 aggregate liquidation preference in 2001 and
       45,233,025 in 2000                                            48,044,225                 45,233,025
     Common stock, $.01 par value, 50,000,000 shares authorized in 2001 and 2000; 3,478,086 shares issued and outstanding
       in 2001 and 3,466,486 in 2000                                     34,781                     34,665
     Non-voting convertible common stock, $.01 par value,
       2,250,000 shares authorized; 112,492 shares issued and
       outstanding in 2001 and 2000, convertible into common
       stock on a one for one share basis                                 1,125                      1,125
     Additional paid-in capital                                      70,834,923                 69,490,368
     Accumulated deficit                                           (116,475,264)              (111,592,100)
                                                                  -------------             --------------
                   Total stockholders' equity                         2,439,790                  3,167,083

                   Total liabilities and stockholders' equity     $  12,028,838             $   12,223,579
                                                                  =============             ==============

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